                                                                     EXHIBIT 3.1




================================================================================



                                 AMENDED BYLAWS


                                       OF


                               DTE ENERGY COMPANY


                      AS AMENDED THROUGH FEBRUARY 24, 2005






================================================================================

                                 AMENDED BYLAWS
                                       of
                               DTE ENERGY COMPANY


                                      INDEX

                                                                                                      Page
ARTICLE I. Shareholders..................................................................................1


ARTICLE II. Board of Directors and Committees............................................................5


ARTICLE III. Officers....................................................................................9


ARTICLE IV. Capital Stock...............................................................................10


ARTICLE V. Delivery of Notices..........................................................................11


ARTICLE VI. Checks, Notes, Bonds, Debentures, etc.......................................................12


ARTICLE VII. Corporate Seal.............................................................................12


ARTICLE VIII. Control Share Acquisitions................................................................12


ARTICLE IX. Amendment of Bylaws.........................................................................13


                                 AMENDED BYLAWS


                                       OF


                               DTE ENERGY COMPANY


                      AS AMENDED THROUGH FEBRUARY 24, 2005




                                   ARTICLE I.
                                  SHAREHOLDERS


         Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the Company shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and such other purpose or purposes as may be stated in the notice of meeting.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the Presiding Director, if one has been designated, or the holders of record of three-quarters of the outstanding shares of stock of the Company entitled to vote at such meeting, on such date and at such time and place as may designated and for such purpose or purposes as set forth in the notice of meeting.

         Section 3. NOTICE OF MEETINGS. Written notice or notice by electronic transmission of the date, time, place and purpose or purposes of every meeting of the shareholders shall be given in the manner described in Article V. If a shareholder or proxy holder may be present and vote at a meeting by remote communication, the means of remote communication allowed shall be included in the notice. Notice of a special meeting shall also indicate that it is being issued by or at the direction of the Board of Directors, the Chairman of the Board, the Presiding Director, if one has been designated, or the holders of three-quarters of the outstanding shares of stock of the Company.

         Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, or a waiver of notice by electronic transmission, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, will result in both of the following:

         (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

         (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 4. ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. Notice need not be given of any adjourned meeting if the new date, time and place of the meeting are announced at the meeting at which the adjournment is taken. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she were permitted to be present and vote by that means of remote communication in the original meeting notice. If a notice of the adjourned meeting is not given, the Company may only transact business that might have been transacted at the original meeting. If, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to notice under these Bylaws as of the new record date.

         Section 5. QUORUM. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, whether present in person or by proxy, shall constitute a quorum at any meeting of shareholders. If at any meeting there shall be no quorum, the holders of a majority of the outstanding shares of stock so present or represented shall have the power to adjourn the meeting, without notice other than announcement at the meeting of the new meeting time and place, until a quorum has been obtained. When a quorum is present, the shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. VOTING AND INSPECTORS. Except as otherwise provided in the Articles of Incorporation, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote. Votes may be cast orally, in writing or by any other means permitted under Michigan law, as the chair of the meeting may decide. All voting may be done either in person or by proxy appointed by instrument in writing or by electronic means (telephone or internet), signed, or identified by the shareholder's identification number or other unique identifier that is reasonably designed to ensure authenticity by such shareholder or his or her authorized agent. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the matter, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws. In all elections of directors, every holder of common stock, and every holder of preferred stock entitled to vote for the election of directors whose preferred stock has been granted the right to cumulate votes in the election of directors, shall have the right to vote the number of shares of stock owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote, or to cumulate all the votes such shareholder could cast for election of directors and cast them all for one candidate or distribute them among candidates for whom such shareholder is entitled to vote, as such shareholder shall think fit. Directors shall be elected by a plurality of the votes cast at any election.

         In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors for the meeting. If inspectors are not so appointed, the chair of the meeting may appoint such inspectors. No officer or director of the Company or candidate for director shall be appointed as an inspector.

         Section 7. RECORD OF SHAREHOLDERS. For the purpose of determining the shareholders entitled (a) to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, (b) to express consent to, or dissent from, any proposal without a meeting, or (c) to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date shall not precede the date upon which it is fixed and shall not be less than 10 days nor more than 60 days before the date of the meeting, or the taking of any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors chooses to fix a new record date for the adjourned meeting.

         Section 8. LIST OF SHAREHOLDERS. The Corporate Secretary shall prepare or have prepared before every meeting of shareholders a complete list of shareholders entitled to vote at the meeting in compliance with Michigan law.

         Section 9. ORDER OF BUSINESS. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the Board of Directors, the chair shall be the Chairman of the Board as provided in these Bylaws. The chair shall determine the order of business and shall have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the chair in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

         Section 10. DIRECTOR NOMINATIONS AND SHAREHOLDER BUSINESS.

                  (a) ANNUAL SHAREHOLDER MEETING. At an annual meeting of shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting:

                           (i) Nominations of persons for election as directors may be made only at an annual meeting (A) by or at the direction of the Board of Directors or a committee thereof, or (B) by any shareholder who is a shareholder of record at the time of giving notice, who is entitled to vote at the annual meeting and who complies with the notice requirements set forth in this Section.

                           (ii) Other business to be considered at an annual meeting shall be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, Chairman of the Board, the President, a Vice President, the Corporate Secretary or an Assistant Corporate Secretary; (B) brought by or at the direction of the Board of Directors; or (C) properly requested by a shareholder of the Company in accordance with the law and with the notice requirements provided in this Section.

         (b) A shareholder who intends to make a director nomination or to bring any other matter before an annual meeting must give notice of his or her intent in writing to the Corporate Secretary. A shareholder's notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the annual meeting of shareholders. If the Company does not make a public announcement of an annual meeting date at least 70 calendar days prior to the date of the annual meeting, a shareholder's notice must be received at the principal executive offices of the Company by the close of business on the 10th day following the Company's first public announcement of the annual meeting date.


         (c) All shareholder notices must include:

                           (i) the name and address, as they appear on the
Company books, of the shareholder making the nomination or proposing the shareholder business, along with the class and number of shares of Company stock owned by the shareholder;

                           (ii) a representation that the shareholder is a
shareholder of record of Company stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to make the nomination or propose the business specified in the notice;

                           (iii) if the shareholder notice is to bring a matter
up for vote at a shareholder meeting, (A) a description in reasonable detail of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest the shareholder has in the matter, and (D) compliance with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Act"), for shareholder proposals, including matters covered by Rule 14a-8;

                           (iv) if a shareholder notice is to nominate a person
for election as a director, a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or person (naming such person or persons) pursuant to which the nomination is to be made by the shareholder giving the notice; and

                           (v) if a shareholder notice is to nominate a person
for election as a director, the information that would be required to be disclosed in a proxy statement to comply with all applicable requirements of the Act and the rules and regulations thereunder as if each nominee had been nominated by the Board.

         Any shareholder notice to nominate a person for the election as a director must be accompanied by a written and signed consent of each nominee to serve as a director of the Company if elected.

         (d) SPECIAL SHAREHOLDER MEETINGS. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto), given by or at the direction of the Board of Directors, Chairman of the Board, the Presiding Director, if one has been designated, or the holders of record of three-quarters of the outstanding shares of stock of the Company entitled to vote at such meeting, in accordance with Article I, Section 3 of these Bylaws; or (ii) otherwise brought before the meeting by the chair of the meeting or by or at the direction of the Board of Directors or a committee thereof.

         (e) The chair of any annual or special meeting of shareholders shall have the power to declare that any proposed nomination or business matter is not in compliance with these Bylaws and to declare that such defective nomination or proposal be disregarded.

         (f) For purposes of this Section, "public announcement" means disclosure in a press release to a national news service or financial news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Act, or publicly filed by the Company with any national securities exchange or quotation service through which the Company's stock is listed or traded, or furnished by the Company to its shareholders.


         (g) Nothing in this Section will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Act.


                                   ARTICLE II.
                        BOARD OF DIRECTORS AND COMMITTEES

         Section 1. NUMBER AND TIME OF HOLDING OFFICE. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors; provided that no change in the number of directors shall serve to shorten the term of office of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, and the term of the office of the first class shall expire at the 1996 annual meeting of shareholders, the term of office of the second class shall expire at the 1997 annual meeting of shareholders and the term of office of the third class shall expire at the 1998 annual meeting of shareholders, or, in each case, until their successors shall be duly elected and qualified. At each annual meeting commencing in 1996, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. If at any time the holders of any series of the Company's Preferred Stock are entitled to elect directors pursuant to the Articles of Incorporation of the Company, then the provisions of such series of Preferred Stock with respect to their rights shall apply and such directors shall be elected in a manner and for terms expiring consistent with the Articles of Incorporation.

         Each director shall serve for the term to which the director was elected, and until a successor shall have been elected and qualified or until the director's prior death, resignation, or removal. Except for the Chief Executive Officer of the Company, no person who has served as an employee of the Company or a subsidiary shall be elected a director after retiring from employment with the Company or a subsidiary.

         Section 2. VACANCIES. Any vacancy in the Board of Directors may be filled by a majority vote of the remaining members of the Board of Directors then in office (even if constituting less than a quorum). Each person elected by the Board of Directors to fill a director vacancy shall be subject to election by a vote of the shareholders at the next annual shareholder meeting. During the existence of any vacancy, the remaining directors shall possess and may exercise all the powers of the full Board of Directors, unless otherwise required by law or these Bylaws.


         Section 3. MEETINGS OF THE BOARD.

                  (a) Annual Meetings. An annual meeting of the Board of Directors shall be held without notice each year as soon as practicable after the adjournment of the annual meeting of shareholders for the purpose of election of officers and consideration of such business that may properly be brought before the meeting. If there is less than a quorum at the annual meeting of the Board of Directors, the meeting shall be adjourned and the matters which might have been taken up at the annual meeting may be taken up at any later special or annual meeting, or by consent resolution.

                  (b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by the Board of Directors.

                  (c) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Presiding Director, if one has been designated, or, during the absence or incapacity of the Chairman of the Board or any designated Presiding Director, special meetings may be called by the Executive Committee, if one has been designated, by giving reasonable notice of the time and place of such meetings or by obtaining waivers of notice either signed or received by electronic transmission, before or after the meeting, from each absent director. A director's attendance at or participation in any meeting of the Board of Directors or a committee waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

                  (d) A director may participate in a meeting by means of remote communications where all persons participating in the meeting can communicate with each other. Such participation shall constitute attendance at any meeting.

                  (e) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4. QUORUM. A majority of the directors in office at the time of a meeting of the Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting without notice other than announcement at the meeting of the new meeting time and place, until a quorum has been obtained. The acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board of Directors, unless otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

         Section 5. CHAIRMAN OF THE BOARD. From its members, the Board of Directors shall annually elect a Chairman of the Board. The Chairman of the Board may simultaneously serve as the Chief Executive Officer. Subject to
Article I Section 9 and Article II Section 6, the Chairman of the Board shall preside at meetings of the Board of Directors and meetings of shareholders at which the Chairman of the Board is present.

         Section 6. PRESIDING DIRECTOR. If the Chief Executive Officer simultaneously serves as Chairman of the Board, the Board of Directors may elect a Presiding Director from its other directors. The Presiding Director shall have such authority and powers as the Board of Directors may from time to time prescribe.

         Section 7. COMMITTEES.

                  (a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate an Executive Committee to consist of the Chairman of the Board, the Presiding Director, if one has been designated, and one or more of the other directors, and alternates, and shall designate the chair of the Executive Committee. Meetings of the Executive Committee may be called by the Chairman of the Board, or, in the event of the incapacity or absence of the Chairman of the Board, the Presiding Director, if one has been designated, or, in the incapacity or absence of the Chairman of the Board and of any designated Presiding Director, meetings may be called by one or more members of the Executive Committee by giving reasonable notice of the time and place of such meetings. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the business and affairs of the Company, and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee may make rules for the conduct of its business and may appoint such subcommittees and assistants, as it shall from time to time deem necessary. All action taken by the Executive Committee shall be reported to the Board of Directors at its next meeting succeeding such action. The Corporate Secretary or an Assistant Corporate Secretary shall attend and act as the secretary of all meetings of the Executive Committee and keep the minutes thereof.

                  (b) Other Committees. The Board of Directors may, by resolution, appoint such other committees consisting of one or more directors, and alternates, and shall designate the chair of each such committee. Committees other than the Executive Committee shall have such authority as shall be specified by the Board of Directors in the resolution making such appointments.

                  (c) The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting of the committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Committees and each member shall serve at the pleasure of the Board.

                  (d) Notwithstanding the foregoing, no committee of the Board shall have the power or authority to:

                           (i) amend the Articles of Incorporation, except that
a committee may prescribe the relative rights and preferences of the shares of a series if the Articles of Incorporation authorize the Board of Directors to do so;

                           (ii) adopt an agreement of merger or plan of share
exchange;

                           (iii) recommend to shareholders the sale, lease or
exchange of all or substantially all of the Company's property and assets;

                           (iv) recommend to shareholders a dissolution of the
Company or revocation of a dissolution;

                           (v) amend these Bylaws;

                           (vi) fill vacancies in the Board of Directors; or

                           (vii) unless expressly authorized by the Board of
Directors, declare a dividend or authorize the issuance of stock.

         Section 8. ACTION BY CONSENT. Any action required or permitted at any meeting of directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the directors or committee members entitled to vote on the action consent to the action in writing or by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the Board of Directors or committee and shall have the same effect as a vote of the Board of Directors or committee for all purposes.

         Section 9. COMPENSATION. Each director of the Company who is not a salaried officer or employee of the Company may receive reasonable compensation for services as a director, including a reasonable fee for attendance at meetings of the Board of Directors and committees thereof, service as a committee chair or as Presiding Director and attendance at the Company's request at other meetings or similar activities related to the Company.


                                  ARTICLE III.
                                    OFFICERS


         Section 1. OFFICERS AND AGENTS. The officers of the Company shall be a President, a Corporate Secretary and a Treasurer. The Board of Directors may also, from time to time, elect a Chief Executive Officer and one or more Vice Presidents, a Controller, a General Auditor, a General Counsel and such other officers and agents, as it may deem proper or advisable in the conduct of the affairs of the Company. The Board of Directors may, in its discretion, leave vacant any office other than that of the President, Corporate Secretary, or Treasurer. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, one person may hold any number of offices.

         Section 2. TERM OF OFFICE. The term of office of all officers shall be until the next annual meeting of the Board of Directors or until the officers' respective successors are chosen and qualified. Any officer or agent elected by the Board of Directors may be removed by the Board at any time, with or without cause.

         Section 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Company shall have general charge of the business and affairs of the Company, subject to the control of the Board of Directors, may create in the name of the Company corporate obligations or other instruments and shall perform such other functions and acts as may be incident to the office of Chief Executive Officer or prescribed by the Board of Directors from time to time. The Chief Executive Officer may also simultaneously serve as the Chairman of the Board.

         The Chief Executive Officer shall manage or supervise the conduct of the corporate finances and relations of the Company with its shareholders, with the public, and with regulatory authorities, and may exercise all powers conferred upon the President elsewhere in the Bylaws. The Chief Executive Officer may delegate from time to time to other officers, employees or positions of the Company, such powers as the Chief

Executive Officer may specify in writing. A copy of each such delegation and of any revocation or change shall be filed with the Corporate Secretary.

         Section 4. PRESIDENT. The President shall have the power and authority, subject to the control of the Board of Directors and the Chief Executive Officer, if one has been appointed, to perform all acts incident to the President's office or prescribed by the Board of Directors or the Chief Executive Officer, or authorized or required by law. During the absence or disability of the Chief Executive Officer, if one has been elected, the President shall assume the duties and authority of the Chief Executive Officer of the Company.

         Section 5. OTHER OFFICERS. The other officers, agents, and employees of the Company shall each have such powers and authority to perform such duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties that, from time to time, may be prescribed by the Board of Directors, by the Chief Executive Officer, or by the President, as the case may be.

         Section 6. COMPENSATION. The compensation of all executive officers of the Company above the level of Assistant Vice President (or equivalent) and the General Auditor (whether or not he or she is above the level of Assistant Vice President) shall be fixed by the Board of Directors or by an authorized committee of the Board of Directors.

         Section 7. VOTING OF SHARES AND SECURITIES OF OTHER CORPORATIONS. Unless the Board of Directors otherwise directs, the Company's Chairman of the Board, Chief Executive Officer, President, Corporate Secretary and Assistant Corporate Secretary shall each be authorized to vote or to designate a proxy to vote all shares and other securities that the Company owns in any other corporation or entity.


                                   ARTICLE IV.
                                  CAPITAL STOCK


         Section 1. CERTIFICATES OF SHARES. Shares of the Company's stock may be certificated or uncertificated, as provided under Michigan law at any time. The certificated shares shall be represented by certificates signed by the Chairman of the Board, the President or a Vice President and may also be signed by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of the Company, and shall be countersigned by a transfer agent for the stock and registered by a registrar for such stock. The signatures of the officers and the transfer agent and the registrar upon such certificates may be facsimiles, engraved, or printed, subject to the provisions of applicable law. In case any officer, transfer agent, or registrar shall cease to serve in that capacity after their facsimile signature has been placed on a certificate, the certificates may be issued with the same effect as if the officer, transfer agent, or registrar were still in office. A certificate representing shares shall state on its face that the Company is formed under the laws of the State of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the State of Michigan or by federal law or by the rules or regulations of any stock exchange or other organization applicable to the Company.

         Section 2. UNCERTIFICATED SHARES. The Board of Directors may authorize, by resolution, the issuance of some or all of the shares of any class or series without certificates. The authorization will not affect shares already represented by certificates until the certificates are surrendered to the Company. Within a reasonable time after the issuance or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by applicable law, rule or regulation.

         Section 3. TRANSFER OF SHARES. The Company shall make transfers of stock on the Company's books (a) upon the presentation of the certificates by the registered holder in person or by duly authorized agent or attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock and upon surrender of the appropriate certificates, or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized agent or attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

         Section 4. LOST OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                   ARTICLE V.
                               DELIVERY OF NOTICES


         All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (as provided in the Michigan Business Corporation Act, with postage pre-paid), and addressed to such person at the address designated by him or her for that purpose, or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. When a notice is required or permitted by the Michigan Business Corporation Act or these Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Article V shall be deemed to be given when dispatched, or, if mailed, when deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service; provided that when a

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notice or communication is permitted by the Michigan Business Corporation
Act or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Further notice shall be given by mail, publication, electronic transmission, or otherwise, if and as required by law.


                                  ARTICLE VI.
                     CHECKS, NOTES, BONDS, DEBENTURES, ETC.


         All checks and drafts on the Company's bank accounts, all bills of exchange and promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents, either manually or by facsimile signature or signatures, as shall be thereunto authorized from time to time by the Board of Directors either generally or in specific instances; provided that bonds, debentures, and other evidences of indebtedness of the Company bearing facsimile signatures of officers of the Company shall be issued only when authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors. In case any such officer of the Company shall cease to be such after such officer's facsimile signature has been placed on the document, such bonds, debentures or other evidences of indebtedness may be issued with the same effect as if such person were still in office.


                                  ARTICLE VII.
                                 CORPORATE SEAL


         The Board of Directors may provide a suitable seal containing the name of the Company.


                                  ARTICLE VIII.
                           CONTROL SHARE ACQUISITIONS

         The Stacey, Bennett, and Randall Shareholder Equity Act (Chapter 7B of the Michigan Business Corporation Act) shall not apply to any control share acquisitions (as defined in such Act) of shares of the Company.

         This Article VIII of the Bylaws may not be amended, altered, or repealed with respect to any control share acquisition of shares of the Company effected pursuant to a tender offer or other transaction commenced prior to the date of such amendment, alteration, or repeal.





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                                   ARTICLE IX.
                               AMENDMENT OF BYLAWS


         Those provisions of these Bylaws providing for a classified Board of Directors (currently the third, fourth and fifth sentences of the first paragraph of Section 1 of Article II) and the provisions of this sentence may be amended or repealed only by the affirmative vote of the holders of a majority of shares of Common Stock of the Company. Except as provided in the immediately preceding sentence, Bylaws of the Company may be amended, repealed or adopted by vote of the holders of a majority of shares at the time entitled to vote in the election of any directors or by vote of a majority of the directors in office.




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